Exhibit 99.1

Zoran Corporation:

Karl Schneider                                                                                                                      Bonnie McBride (Investors)

Chief Financial Officer                                                                                                         (415) 388-1635

(408) 523-6500                                                                                                                       bonnie@mcbridegrp.com

ir@zoran.com

Company Web Site:

www.zoran.com

ZORAN CORPORATION REPORTS RECORD REVENUE FOR

FIRST QUARTER 2004

Company Raises Expectations: Now Anticipates Revenue Growth of 65 to 75 Percent Annually and 12 to 18 Percent Sequentially

SUNNYVALE, Calif.  (April 27, 2004)  — Zoran Corporation (Nasdaq NM: ZRAN) a leading provider of digital solutions-on-a-chip for applications in the growing digital entertainment and digital imaging markets, today reported results for its first quarter ended March 31, 2004.

Revenues for the first quarter were $80.6 million, an increase of 21 percent, compared with $66.5 million last quarter and an increase of 113 percent from $37.8 million for the same quarter in 2003.  The Company reported a net loss for the first quarter of $10.7 million, or $0.25 per share, compared with a net loss of $17.9 million, or $0.42 per share, for the previous quarter and net income of $193,000, or $0.01 per share, for the first quarter last year.  Included in the net loss for the quarter were charges related to the acquisition of Oak Technology of $12.9 million for certain ongoing expenses such as the amortization of purchased intangible assets and deferred stock compensation.

Excluding amortization of acquisition-related purchased intangibles and deferred stock compensation from reported operating expenses, the Company reported pro forma net income for the first quarter of $2.2 million, or $0.05 per share on a diluted basis.  This compares with pro forma net income of $1.4 million, or $0.03 per diluted share, for the previous quarter and $1.1 million, or $0.04 per diluted share, for the first quarter of 2003.

“We are pleased with the record results being reported today and with the progress made during the quarter” said Dr. Levy Gerzberg, Zoran’s President and Chief Executive Officer.  “Our Digital Entertainment business segment, which comprises DTV, DVD, PC video/audio and video IP, achieved several milestones including the successful launch of the advanced Vaddis 7 DVD processor, and the ongoing transition of customers to our Generation 9 HDTV product family.  In our Digital Imaging market segment, which includes digital camera processors, CMOS sensors, digital Multi-Function Peripherals (MFP) ICs and digital printer software, we introduced the COACH 7 digital camera processor, and production shipments are expected to begin in the third quarter. There were new deployments of Zoran’s flagship Integrated Print System (IPS) software and OEMs are continuing to design new systems with our latest Quatro MFP IC products. Looking ahead, we are enthusiastic about our prospects in each of our core market segments and expect to achieve strong growth throughout 2004.”

Recent Highlights

•      Zoran’s IPS Page Description Language Software Deployed In Toshiba’s New e-STUDIO™ Multifunction Products.

•      Zoran Announces Certification of ChinaCrypt Conditional Access on SupraTV® Processor.

•      Zoran Demonstrates Newest Standard and High Definition Technologies for Digital Television Manufacturers at CCBN 2004 in China.

•      Zoran Powers TCL’s Entry In to Satellite Set-Top Box Market.

•      Zoran Gains ISO 9001:2000 Certification.

Future Outlook

The following statements are based on current expectations. These statements are forward looking, and actual results may differ materially.

The Company is currently expecting second quarter 2004 revenues to increase 12 to 18 percent from first quarter levels with gross margins ranging between 42.5 and 43.5 percent. Pro forma operating expenses, excluding acquisition related costs, are expected to be in a range of $34.5 to $36.0 million. Pro forma earnings per share are expected to range between $0.08 and $0.11 per diluted share, on 45.2 million shares.  Acquisition-related costs to be included under GAAP should be approximately $12.5 million which would generate a GAAP loss of $0.18 to $0.21 for the second quarter on 42.7 million common shares.

For the full year the Company is raising its annual revenue growth forecast to 65 to 75 percent and is establishing its annual pro forma earnings per share forecast of 41 to 52 percent over 2003 levels.   Acquisition-related costs to be included under GAAP for the full year should be approximately $50 million which would generate a GAAP loss of $0.44 to $0.47 per common share.

Zoran will provide more commentary on its first quarter results and full year 2004 outlook during the earnings conference call.

About Pro Forma Adjustments

To supplement the consolidated financial results prepared under generally accepted accounting principles (“GAAP”), the Company uses a pro forma measure of net income that consists of GAAP net income adjusted to include or exclude certain costs, expenses and gains. Pro forma net income gives an indication of the Company’s baseline performance before gains, losses or other charges that are considered by management to be outside of our core operating results. In addition, pro forma net income is among the primary indicators management uses as a basis for planning and forecasting future periods. These measures are not in accordance with or an alternative for GAAP and may be materially different from pro forma measures used by other companies. The Company computes pro forma net income by adjusting GAAP net income for the impact of amortization of acquisition-related charges and other non-recurring charges and gains.

Earnings Conference Call

Zoran Corporation has scheduled a conference call for 5:00 p.m. ET today to discuss first quarter results.  To listen to the call, please call 617-786-2904 approximately five minutes prior to the start of the call.   For those who are not available to listen to the live conference call, a replay will be available via telephone from approximately 7:00 p.m. ET on April 27 until 7:00 p.m. ET on May 3. The access number for the replay is 617-801-6888; confirmation number 59014205.

Additionally, the conference call will be broadcast live over the Internet and can be accessed by all interested parties through the investor relations section of Zoran’s website at www.zoran.com. Please access the website at least fifteen minutes prior to the start of the call to register and to download, and install any necessary audio software.

Company Profile
Zoran Corporation, based in Sunnyvale, California, is a leading provider of digital solutions-on-a-chip for applications in the growing digital entertainment and digital imaging markets. With two decades of expertise developing and delivering digital signal processing technologies, Zoran has pioneered high-performance digital audio, video, and imaging applications. Zoran’s proficiency in integration delivers major benefits for OEM customers, including greater capabilities within each product generation, reduced system costs, and shorter time to market. Zoran-based DVD, digital camera, DTV, and imaging products have received recognition for excellence and are now in millions of homes and offices worldwide. With headquarters in the U.S. and operations in Canada, China, Europe, Israel, Japan, Korea, and  Taiwan, Zoran may be contacted on the World Wide Web at www.zoran.com or at (408) 523-6500.

Forward Looking Statements
This press release includes a number of forward-looking statements that reflect the Company’s current view with respect to future events and financial performance. These forward-looking statements are subject to a variety of risks and uncertainties that could cause actual results to differ materially from those projected in the forward-looking statements including risks associated with: the acquisition of Oak Technology and the integration of Oak’s products and personnel into the Company’s operations, including increased costs related to the integration of the two companies, failure to successfully integrate the two company’s product lines and failure to retain key personnel of the combined company; rapidly evolving markets for the Company’s products and uncertainty regarding the development of these markets; new product development, the ongoing introduction of new and enhanced products by the Company and its competitors and the transition from older products; intensive competition in markets in which the Company competes; the Company’s reliance on independent foundries and contractors for its wafer supplies and product assembly and testing and its ability to ramp up manufacturing capacity to meet changing customer requirements; the effects of changes in revenue and product mix on the Company’s gross margins; the Company’s historic dependence on sales to a limited number of large customers and fluctuations in customer and product mix among those customers; the dependence on key Company personnel; the reliance on international sales and operations, particularly the Company’s operations in Israel; and the effects of general business and changing economic conditions on the markets that the Company serves.  Further information regarding these and other risks and uncertainties can be found in the Company’s most recently filed annual report on Form 10-K and other filings that have been made with the SEC.

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ZORAN CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

(unaudited)

	Three Months Ended March 31,
	2004	2003

Revenues:
Product revenues	$68,029	$37,097
Software and other revenues	12,608	736
Total revenues	80,637	37,833

Costs and expenses:
Cost of product revenues	45,328	26,710
Research and development	18,646	4,479
Selling, general and administrative	14,817	6,942
Amortization of intangibles	10,343	943
Deferred stock compensation	2,531	10
Total costs and expenses	91,665	39,084

Operating loss	(11,028)	(1,251)

Interest & other income, net	725	1,571
Income (loss) before income taxes	(10,303)	320

Provision for income taxes	386	127
Net income (loss)	$(10,689)	$193

Basic net income (loss) per share	$(0.25)	$0.01
Diluted net income (loss) per share	$(0.25)	$0.01

Shares used to compute basic net income (loss) per share	42,522	27,396
Shares used to compute diluted net income (loss) per share	42,522	28,096

ZORAN CORPORATION

PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

(unaudited)

	Three Months Ended March 31,
	2004	2003

Revenues:
Product revenues	$68,029	$37,097
Software and other revenues	12,608	736
Total revenues	80,637	37,833

Costs and expenses:
Cost of product revenues	45,328	26,710
Research and development	18,646	4,479
Selling, general and administrative	14,817	6,942
Total costs and expenses	78,791	38,131

Operating income (loss)	1,846	(298)

Interest and other income, net	725	1,571
Income before income taxes	2,571	1,273

Provision for income taxes	386	127

Net income	$2,185	$1,146

Basic net income per share	$0.05	$0.04
Diluted net income per share	$0.05	$0.04

Shares used in computing per share amounts:
Basic	42,522	27,396
Diluted	45,038	28,096

Note: The above unaudited pro forma condensed consolidated statements of operations are not intended to be in accordance with generally accepted accounting principles and may differ from pro forma presentations or computations used by other companies.  See reconciliation of GAAP to pro forma financial information on the following page.

ZORAN CORPORATION

RECONCILIATION OF PRO FORMA NET INCOME TO GAAP NET INCOME (LOSS)

(in thousands)

(unaudited)

	Three Months Ended March 31,
	2004	2003

Pro forma net income	$2,185	$1,146
Adjusting items to pro forma net income:
Amortization of other intangibles (1)	(10,343)	(943)
Deferred stock compensation (2)	(2,531)	(10)

GAAP net income (loss)	$(10,689)	$193

(1) Amortization of intangible assets for the quarter ended March 31, 2004 is associated with the acquisitions of PixelCam Inc. in June 2000, acquisition of Nogatech Inc. in October of 2000, and the acquisition of Oak Technology, Inc. in August 2003.  Amortization of intangible assets for the quarter ended March 31, 2003 is associated with the acquisitions of PixelCam Inc. in June 2000 and the acquisition of Nogatech Inc. in October of 2000.

(2) Deferred stock compensation is primarily a result of the acquisition of Oak Technology, Inc. in August 2003.

1

ZORAN CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

(unaudited)

	March 31, `	December 31,
	2004	2003

ASSETS

Current assets:
Cash and short-term investments	$125,270	$126,366
Accounts receivable, net	65,811	65,224
Inventory	17,999	16,805
Prepaid expenses & other current assets	10,618	12,151
Total current assets	219,698	220,546

Property & equipment, net	19,692	20,029
Other assets	81,580	69,311
Intangible assets, net	297,400	307,976

Total assets	$618,370	$617,862

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable	$33,658	$29,038
Accrued expenses and other liabilities	45,113	45,182
Total current liabilities	78,771	74,220

Long term liabilities	8,876	9,363

Stockholders' equity:
Common Stock	43	42
Additional paid-in capital	705,949	703,812
Deferred stock-based compensation	(10,483)	(13,014)
Accumulated other comprehensive income (loss)	2,373	(91)
Accumulated deficit	(167,159)	(156,470)
Total stockholders' equity	530,723	534,279

Total liabilities and stockholders' equity	$618,370	$617,862

Contact:   Karl Schneider, Chief Financial Officer of Zoran Corporation, 408-523-6510, or
ir@zoran.com; or Kristyn Hutzell, 925-946-9392, or khutzell@hfgcg.com, for
Zoran Corporation/First Call Analyst:
Web site: http://www.zoran.com
(ZRAN)